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                                                                    EXHIBIT 10.5



                             TECHNOR INTERNATIONAL, INC.

                              1998 STOCK INCENTIVE PLAN

          1. PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") is to aid the Company in attracting, retaining and motivating officers, key employees and directors of the Company by providing them with incentives for making significant contributions to the growth and profitability of the Company. The Plan is designed to accomplish this goal by offering stock options and other incentive awards, thereby providing Participants with a proprietary interest in the growth, profitability and success of the Company.

          2.   DEFINITIONS.

          (a) AWARD. Any form of stock option, stock appreciation right, stock or cash award granted under the Plan, whether granted singly, in combination or in tandem, pursuant to such terms, conditions and limitations as the Board or the Committee may establish in order to fulfill the objectives, and in accordance with the terms and conditions, of the Plan.

          (b) AWARD AGREEMENT. An agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

          (c)  BOARD.  The Board of Directors of Technor International, Inc.

          (d) CODE. The Internal Revenue Code of 1986, as amended from time to time.

          (e) COMMITTEE. Such committee of the Board as may be designated from time to time by the Board to administer the Plan or any subplan under the Plan. The Committee shall consist of not less than two members of the Board who are not officers or employees of the Company, PROVIDED that, unless the Board otherwise determines, each such non-employee director member of the Committee shall meet the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

          (f) COMPANY. Technor International, Inc. and its direct and indirect subsidiaries.

          (g) FAIR MARKET VALUE. Until the Stock is listed on a national exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices for a share of the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers through its Automated Quotation System or otherwise, in either case for the date on which Fair Market Value is to be determined; PROVIDED that, if no transactions in the Stock are reported for that date, its Fair Market Value shall be the average of the high and low sale prices or last quoted sale price or, if not so quoted, the average of the high bid and low asked prices as so reported for the preceding day on which transactions in the Stock were effected, and PROVIDED, FURTHER, that if no transactions in the Stock were effected within 10 business days preceding such relevant date, or if otherwise deemed appropriate by the Board or the Committee, the Fair Market Value of the Stock shall be as determined by the Board or the Committee. If the Stock is listed on a national exchange, the Fair Market Value thereof shall be the closing price of the Stock as reported on the such exchange for the date on which Fair Market Value is to be determined.

          (h) GOVERNING LAW. The laws of the state of incorporation of Technor.

          (i) PARTICIPANT. An officer, key employee or director of the Company to whom an Award has been granted.



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          (j)  STOCK.  Authorized and issued or unissued shares of Common Stock, par value $.01 per share, of Technor or any security issued in exchange or substitution therefor.

          (k)  TECHNOR.  Technor International, Inc.

          3. ELIGIBILITY. Only officers, key employees, and directors who are also officers or employees of the Company or who have been designated by the Board as eligible to receive Awards are eligible to receive Awards under the Plan. Key employees are those employees who hold positions of responsibility or whose performance, in the judgment of the Board or the Committee, can have a significant effect on the growth and profitability of the Company.

          4. STOCK AVAILABLE FOR AWARDS. Subject to Section 14 hereof, a total of 1,000,000 shares of Stock shall be available for issuance pursuant to Awards granted under the Plan; PROVIDED, HOWEVER, that the aggregate number of shares of Stock subject to options and upon which stock appreciation rights are based pursuant to Awards hereunder shall not exceed 150,000 shares for any Participant during any fiscal year; and, PROVIDED, FURTHER, that the Board or the Committee shall have the power to grant Awards to a Participant exceeding such annual maximum amount, but such Awards shall not qualify as "performance based" for purposes of Section 162(m) of the Code to the extent of such excess. From time to time, the Board and appropriate officers of Technor shall file such documents with governmental authorities and, if the Stock is listed on a national exchange, with such stock exchange, as are required to make shares of Stock available for issuance pursuant to Awards and publicly tradeable. Shares of Stock related to Awards, or portions of Awards, that are forfeited, canceled or terminated, expire unexercised, are surrendered in exchange for other Awards, or are settled in cash in lieu of Stock or in such manner that all or some of the shares of Stock covered by an Award are not and will not be issued to a Participant, shall be restored to the total number of shares of Stock available for issuance pursuant to Awards.

          5.   ADMINISTRATION.

          (a) GENERAL. The Plan shall be administered by the Board or, to the extent determined by the Board, by the Committee, which shall have full and exclusive power to (i) authorize and grant Awards to persons eligible to receive Awards under the Plan;(ii) establish the terms, conditions and limitations of each Award or class of Awards, including terms, conditions and limitations governing the extent (if any) to which the Award may be assigned or transferred, PROVIDED that awards shall not be assignable or transferable to any person who is not at the time of transfer a member of the Participant's immediate family or to any entity that is not established for the benefit of, or wholly-owned by, the Participant or a member or members of the Participant's immediate family;(iii) construe and interpret the Plan and all Award Agreements;(iv) grant waivers of Plan restrictions; (v)adopt and amend such rules, procedures, regulations and guidelines for carrying out the Plan as it may deem necessary or desirable; and (vi) take any other action necessary for the proper operation and administration of the Plan, all of which powers shall be exercised in a manner consistent with the objectives, and in accordance with the terms and conditions, of the Plan. The powers of the Board or the Committee, as applicable, shall include, but shall not be limited to, the authority to (A) adopt such subplans as may be necessary or appropriate (1) to provide for the authorization and granting of Awards to promote specific goals or for the benefit of specific classes of Participants, (2) to provide for grants of Awards by means of formulae, standardized criteria or otherwise, or (3) for any other purposes as are consistent with the objectives of the Plan, and to segregate shares of Stock available for issuance under the Plan generally as being available specifically for the purposes of one or more subplans, and (B) subject to Section 11 hereof, adopt modifications, amendments, rules, procedures, regulations, subplans and the like as may be necessary or appropriate (1) to comply with provisions of the laws of other countries in which the Company may operate in order to assure the effectiveness of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws, (2) to effect the continuation, acceleration or modification of Awards under certain circumstances, including events which might constitute a Change in Control (as set forth in


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Section 7 hereof) of Technor, or (3) for any other purposes as are consistent with the objectives of the Plan. All such modifications, amendments, rules, procedures, regulations and subplans shall be deemed to be a part of the Plan as if stated herein.

          (b) COMMITTEE ACTIONS. All actions of the Committee with respect to the Plan shall require the vote of a majority of its members or, if there are only two members, by the vote of both. Any action of the Committee may be taken by a written instrument signed by a majority (or both members) of the Committee, and any action so taken shall be as effective as if it had been taken by a vote at a meeting. All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of the Plan and any Award Agreement, shall be conclusive and binding on all Participants and on any parties validly claiming through any Participants.

          6. DELEGATION OF AUTHORITY. The Board or the Committee may delegate to the Chief Executive Officer of Technor and to other executive officers of the Company certain of its administrative duties under the Plan, pursuant to such conditions or limitations as the Board or the Committee may establish, except that neither the Board nor the Committee may delegate its authority with respect to (a) the selection of eligible persons as Participants in the Plan, (b) the granting or timing of Awards, (c) establishing the amount, terms and conditions of any such Award, (d) interpreting the Plan, any subplan or any Award Agreement or (e) amending or otherwise modifying the terms or provisions of the Plan, any subplan or any Award Agreement.

          7. AWARDS. Subject to Sections 4 and 19 hereof, the Board or the Committee shall determine the types and timing of Awards to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include, but are not limited to, those listed below in this Section 7. Awards may be granted singly, in combination or in tandem, or in substitution for Awards previously granted under the Plan. Awards may also be made in combination or in tandem with, in substitution for, or as alternatives to, grants or rights under any other benefit plan of the Company, including any such plan of any entity acquired by, or merged with or into, the Company. Any such Awards made in substitution for, or as alternatives to, grants or rights under a benefit plan of an entity acquired by, or merged with or into, the Company in order to give effect to the transaction shall be deemed to be issued in accordance with the terms and conditions of the Plan. Awards shall be effected through Award Agreements executed by the Company in such forms as are approved by the Board or the Committee from time to time.

          All or part of any Award may be subject to conditions established by the Board or the Committee and set forth in the Award Agreement, which conditions may include, without limitation, achievement of specific business objectives, increases in specified indices, attainment of growth rates and other measurements of Company performance.

          The Board or the Committee may determine to make any or all of the following Awards:

          (a) STOCK OPTIONS. A grant of a right to purchase a specified number of shares of Stock, at an exercise price not less than 100% of the Fair Market Value of the Stock on the date of grant, during a specified period, all as determined by the Board or the Committee. Without limitation, a stock option may be in the form of (i) an incentive stock option which, in addition to being subject to such terms, conditions and limitations as are established by the Board or the Committee, complies with Section 422 of the Code or (ii) a non-qualified stock option subject to such terms, conditions and limitations as are established by the Board or the Committee.

          (b) STOCK APPRECIATION RIGHTS. A right to receive a payment, in cash or Stock, equal to the excess of the Fair Market Value (or other specified valuation) of a specified number of shares of Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market


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Value (or other specified valuation) on the date of grant of the SAR, except that if an SAR is granted in tandem with a stock option, valuations on the grant and exercise dates shall be no less than as determined on the basis of Fair Market Value. The eventual amount, vesting or issuance of an SAR may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Board or the Committee.

          (c) STOCK AWARDS. An Award made in Stock or denominated in units of Stock. The eventual amount, vesting or issuance of a Stock Award may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Board or the Committee. Stock Awards may be based on Fair Market Value or another specified valuation.

          (d) CASH AWARDS. An Award made or denominated in cash. The eventual amount of a cash Award may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Board or the Committee.

          Dividend equivalency rights, on a current or deferred basis, may be extended to and be made part of any Award denominated in whole or in part in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or the Committee may establish.

          Notwithstanding the provisions of the paragraphs of this Section 7, Awards may be subject to acceleration of exercisability or vesting in the event of a Change in Control of Technor (i) as set forth in agreements between Technor and certain of its officers, directors and key employees which provide for certain protections and benefits in the event of a change in control (as defined in such agreements) or (ii) as may otherwise be determined by the Board or the Committee under and in accordance with the terms and conditions of the Plan. "Change in Control" for purposes of the Plan shall mean a change in control of Technor under such circumstances as shall be specified by (x) the Board or the Committee or (y) where applicable to any Awards granted under the Plan, by such agreements between Technor and a Participant as (1) may have been entered into prior to the effective date of the Plan or (2) shall be entered into after the effective date of the Plan with, to the extent such an agreement is applicable to an Award, the approval of the Board or the Committee. A "Change in Control" may, without limitation, be deemed to have occurred if (A) any "person" or "group" of persons (as the terms "person" and "group" are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) is or becomes the beneficial owner, directly or indirectly, of securities of Technor representing 50.1% or more of the combined voting power of the then outstanding securities of Technor, or (B) a change of more than 25% in the composition of the Board occurs within a two-year period, unless such change in composition was approved in advance by at least two-thirds of the previous directors.

          8. PAYMENT UNDER AWARDS. Payment by the Company pursuant to Awards may be made in the form of cash, Stock or combinations thereof and may be subject to such restrictions as the Board or the Committee determines, including, in the case of Stock, restrictions on transfer and forfeiture provisions. Stock subject to transfer restrictions or forfeiture provisions is referred to herein as "Restricted Stock". The Board or the Committee, in its discretion, may, but is not obligated to, provide for payments to be deferred, such future payments to be made in installments or by lump-sum payment. The Board or the Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Board or the Committee to assure that such deferrals comply with applicable requirements of the Code.

          The Board or the Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and of dividend equivalencies on deferred payments to be made in Stock or units of Stock.


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          At the discretion of the Board or the Committee, a Participant may be
offered an election to substitute an Award for another Award or Awards, or for awards made under any other benefit plan of the Company, of the same or different type.

          9. STOCK OPTION EXERCISE. The price at which shares of Stock may be purchased upon exercise of a stock option shall be paid in full at the time of the exercise, in cash or, if permitted by the Board or the Committee, by
(a) tendering Stock or surrendering such option or another Award, including Restricted Stock, or an option or other award granted under another benefit plan of the Company, in each case valued at, or on the basis of, Fair Market Value on the date of exercise, (b) delivery of a promissory note issued by a Participant to the Company in a form determined by the Board or the Committee, or (c) any other means acceptable to the Board or the Committee. The Board or the Committee shall determine acceptable methods for tendering Stock or surrendering options or other Awards or grants and may impose such conditions on the use of Stock or other Awards or grants to exercise a stock option as it deems appropriate. If shares of Restricted Stock are tendered as consideration for the exercise of a stock option, the Board or the Committee may require that the number of shares issued upon exercise of the stock option equal to the number of shares of Restricted Stock used as consideration therefor be subject to the same restrictions as the Restricted Stock so tendered and any other restrictions as may be imposed by the Board or the Committee. The Board or the Committee may also permit Participants to exercise stock options and simultaneously sell some or all of the shares of Stock so acquired pursuant to a brokerage or similar arrangement which provides for the payment of the exercise price substantially concurrently with the delivery of such shares.

          10. TAX WITHHOLDING. Unless otherwise expressly provided under the terms of any Award Agreement, the Company shall have the right to deduct applicable taxes from any Award payment or shares of Stock receivable under an Award and to withhold an appropriate number of shares of Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations. In addition, the Board or the Committee may permit Participants to elect to (a) have the Company deduct applicable taxes resulting from any Award payment to, or exercise of an Award by, such Participant by withholding an appropriate number of shares of Stock for payment of tax obligations or (b) tender to the Company for the purpose of satisfying tax payment obligations other Stock held by the Participant. If the Company withholds shares of Stock to satisfy tax payment obligations, the value of such Stock in general shall be its Fair Market Value on the date of the Award payment or the date of exercise of an Award, as the case may be. If a Participant tenders shares of Stock pursuant to clause (b) above to satisfy tax payment obligations, the value of such Stock shall be the Fair Market Value on the date the Participant tenders such Stock to the Company.

          11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, modify, suspend or terminate the Plan, or adopt subplans under the Plan, (a) for the purpose of meeting or addressing any changes in any applicable tax, securities or other laws, rules or regulations or (b) for any other purpose permitted by law. Except as otherwise required by applicable law, no amendment to this Plan or any subplan established hereunder will require stockholder approval; PROVIDED, HOWEVER, that the Plan may not be amended in a manner that would alter, impair, amend, modify, suspend or terminate any rights of a Participant or obligation of the Company under any Awards theretofore granted, in any manner adverse to any such affected Participant, without the consent of such affected Participant.

          12. TERMINATION OF EMPLOYMENT. Except as otherwise set forth in an applicable Award Agreement or determined by the Board or the Committee, or as otherwise provided in paragraph (a) or (b) of this Section 12, if a Participant's employment or association with the Company terminates, all unexercised, deferred and unpaid Awards (or portions of Awards) shall be canceled immediately.


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          (a)  RETIREMENT, RESIGNATION OR OTHER TERMINATION.  If a Participant's
employment or association with the Company terminates by reason of the Participant's retirement or resignation, or for any other reason (other than the Participant's death or disability), the Board or the Committee may, under circumstances in which it deems an exception from the provisions of the first sentence of this Section 12 to be appropriate to carry out the objectives of the Plan and to be consistent with the best interests of the Company, permit Awards to continue in effect and be exercisable or payable beyond the date of such termination, up until the expiration date specified in the applicable Award Agreement and otherwise in accordance with the terms of the applicable Award Agreement, and may accelerate the exercisability or vesting of any Award, in either case, in whole or in part.

          (b)  DEATH OR DISABILITY.

               (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), within which to exercise any outstanding Award held by the Participant, as may be specified in the Award Agreement or as may otherwise be determined by the Board or the Committee. All rights in respect of any such outstanding Awards shall pass in the following order: (A) to beneficiaries so designated in writing by the Participant; or if none, then (B) to the legal representative of the Participant; or if none, then (C) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be exercised or paid at such times and in such manner as if the Participant were living, except as otherwise provided in the applicable Award Agreement or as determined by the Board or the Committee.

               (ii) If a Participant ceases to be employed by or associated with the Company because the Participant is deemed by the Company to be disabled, outstanding Awards held by the Participant may be paid to or exercised by the Participant, if legally competent, or by a committee or other legally designated guardian or representative if the Participant is legally incompetent, for a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), following the termination of his employment or association with the Company, as may be specified in the Award Agreement or as may otherwise be determined by the Board or the Committee.

               (iii) After the death or disability of a Participant, the Board or the Committee may at any time (A) terminate restrictions with respect to Awards held by the Participant, (B) accelerate the vesting or exercisability of any or all installments and rights of the Participant in respect of Awards held by the Participant and (C) instruct the Company to pay the total of any accelerated payments under the Awards in a lump sum to the Participant or to the Participant's estate, beneficiaries or representatives, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

               (iv) In the event of uncertainty as to the interpretation of, or controversies concerning, paragraph (b) of this Section 12, the Board's or the Committee's determinations shall be binding and conclusive on all Participants and any parties validly claiming through them.


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          13.  NONASSIGNABILITY.

          (a) Except as provided for in paragraphs (a) and (b) of Section 12 hereof and paragraph (b) of this Section 13, and except as may otherwise be determined by the Board or the Committee (subject to paragraph (a)(ii) of Section 5 hereof and set forth in the applicable Award Agreement), no Award or any other benefit under the Plan, or any right with respect thereto, shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it is granted.

          (b) If a Participant's employment or association with the Company terminates in order for such Participant to assume a position with a governmental, charitable or educational agency or institution, and the Participant retains Awards pursuant to paragraph (a) of Section 12 hereof, the Board or the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including, without limitation, the trustee of a "blind" trust), acceptable to the applicable authorities, the Participant and the Board or the Committee, to act on behalf of the Participant with respect to such Awards.

          14. ADJUSTMENTS. In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Board or the Committee shall adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for options or other Awards and available for issuance pursuant to options, or upon which SARs may be based, for individual Participants and (iii) covered by outstanding Awards denominated in Stock or units of Stock; (b) the prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.
In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options or other awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options or Awards for previously issued options or awards or an assumption of previously issued stock options or awards.

          15. NOTICE. Any written notice to Technor required by any of the provisions of the Plan shall be addressed to the Board, c/o the Secretary of Technor, and shall become effective when received by the Secretary.

          16. UNFUNDED PLAN. Insofar as the Plan provides for Awards of cash or Stock, the Plan shall be unfunded unless and until the Board or the Committee otherwise determines. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. Unless the Board otherwise determines, (a) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan;
(b) any liability of the Company to any Participant with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and an Award Agreement;
(c) no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company; and (d) neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by or pursuant to the Plan.

          17. PAYMENTS TO TRUST. Notwithstanding the provisions of Section 16 hereof, the Board or the Committee may cause to be established one or more trust agreements pursuant to


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which the Board or the Committee may make payments of cash, or deposit shares of
Stock, due or to become due under the Plan to Participants.

          18. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Award shall confer on any Participant any right to continued employment or association with the Company or in any way interfere with the Company's right to terminate the employment or association of any Participant at any time, with or without cause, and without liability therefor. Awards, payments and other benefits received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

          19. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by and construed under the Governing Law. No Award shall be made under the Plan which is other than in conformity with the Governing Law and, in the event of a conflict between any for of Award Agreement and any provision of the Governing Law, the Award Agreement shall be deemed modified to the extent necessary to comply with the Governing Law.

          20. EFFECTIVE AND TERMINATION DATES. This Plan, and any amendment hereof requiring stockholder approval, shall become effective as of the date of its approval by the stockholders of Technor by the affirmative vote of the number of shares required by the Governing Law at a stockholders' meeting at which the approval of the Plan (or any such amendment) is considered. The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, subject to earlier termination by the Board pursuant to Section 11 hereof, except as to Awards then outstanding.




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